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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 5, 1998

                         FORT WAYNE NATIONAL CORPORATION

             (Exact name of registrant as specified in its charter)

     Indiana               0-10869             35-1502812

   (State or other    (Commission File        (IRS Employer
    jurisdiction           Number)          Identification No.)
   of incorporation)

   110 West Berry Street, Fort Wayne, Indiana              46802
  (Address of principal executive offices)              (Zip Code)

      Registrant's telephone number, including area code: 219-426-0555
                                 Not Applicable
        (Former name or former address, if changed since last report.)

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ITEM 5. OTHER EVENTS

     On January 12, 1998 Fort Wayne National Corporation, an Indiana Corporation ("Fort Wayne National"), and National City Corporation, a Delaware corporation ("National City"), and each a bank holding company registered under the Bank Holding Company Act of 1956, as amended, entered into an Agreement and Plan of Merger ("Merger Agreement") providing for the merger of Fort Wayne National into National City or a wholly owned subsidiary thereof (the "Merger"). The description of the Merger Agreement set forth in this Report is qualified in its entirety by the copy of the Merger Agreement filed with the Form 8-K of Fort Wayne National filed January 23, 1998, as Exhibit 2.1 and incorporated herein by reference.

     Consummation of the Merger is subject to various conditions, including: (i) receipt of the requisite approval by the shareholders of Fort Wayne National of the Merger Agreement and matters related to the Merger; (ii) receipt of requisite regulatory approvals from the Board of Governors of the Federal Reserve System and other federal and state regulatory authorities; (ii) receipt of opinions as to the tax-free reorganization and purchase accounting treatment of the Merger; (iv) listing on the New York Stock Exchange of the NCC Common Stock to be issued in the Merger; and (v) satisfaction of certain other conditions.

     The requisite regulatory approval from the Board of Governors of the Federal Reserve System has been received. A copy of the press release issued by National City on March 5, 1998 is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

     The Merger Agreement and the Merger will be submitted for approval at a meeting of the shareholders of Fort Wayne National.

     Following consummation of the Merger, David A. Daberko will remain Chairman and Chief Executive Officer of National City.

    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

         99.1  Press Release issued by National City Corporation on March 5,
               1998.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         FORT WAYNE NATIONAL CORPORATION

    Dated: March 10, 1998 By: /s/ M. James Johnston
                                    Chairman of the Board and
                                    Chief Executive Officer

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                                  EXHIBIT INDEX
                           Exhibit Number Description

         99.1 News Release issued by National City Corporation, dated March 5, 1998.